[LETTERHEAD OF PADGETT, STRATEMANN & CO., L.L.P.]


                         INDEPENDENT AUDITORS' CONSENT




Community Bank of Central Texas, ssb
Smithville, Texas


We consent to the use in this Registration Statement on Form SB-2 for CBCT Bancshares, Inc., of our report of Community Bank of Central Texas, ssb, dated January 13, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.


/s/ Padgett, Stratemann & Co.


San Antonio, Texas

July 10, 2000